                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 13, 2003

                      APPLIED INDUSTRIAL TECHNOLOGIES, INC.
                      -------------------------------------
             (Exact name of registrant as specified in its charter)

           OHIO                           1-2299                  34-0117420
           ----                           ------                  ----------
(State or Other Jurisdiction of      (Commission File         (I.R.S. Employer
Incorporation or Organization)           Number)             Identification No.)

                    One Applied Plaza, Cleveland, Ohio 44115
                    ----------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's Telephone Number, Including Area Code: (216) 426-4000.

ITEM 12.          RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

         Attached to this filing and incorporated by reference herein is the text of registrant's press release dated October 13, 2003 regarding first quarter results.

         None of the contents of this Form 8-K should be deemed incorporated by reference into a Securities Act registration statement.

                                    SIGNATURE
                                    ---------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     APPLIED INDUSTRIAL TECHNOLOGIES, INC.
                                     (Registrant)


                                     By:  /s/ Fred D. Bauer
                                          -------------------------------------
                                              Fred D. Bauer
                                              Vice President-General Counsel
                                                       & Secretary

Date:  October 14, 2003

              APPLIED INDUSTRIAL TECHNOLOGIES REPORTS FIRST QUARTER
                    SALES AND EARNINGS IN LINE WITH GUIDANCE

CLEVELAND, OHIO (October 13, 2003) - Applied Industrial Technologies (NYSE: AIT) today reported that financial results for its fiscal 2004 first quarter, which ended September 30, 2003, were consistent with the company's previously provided guidance.

Net sales for the quarter were $361,146,000, down 1.9% compared with $368,019,000 in the comparable period a year ago. Earnings per share rose 25%. Net income for the quarter was $4,832,000, or $0.25 per share, versus income of $3,905,000 or $0.20 per share, last year.

Commenting on results, Applied Chairman & Chief Executive Officer David L. Pugh said, "While the economic outlook remains troubling, we continue to make progress on profit levels by focusing on margin management.

"Operating margin for the first quarter was particularly strong when you consider last year's first quarter results included the benefit of relatively high real estate gains. The company also had $359,000 of additional expense in this current quarter as we began to expense stock options pursuant to our election to adopt SFAS 123 and 148. All elements of our balance sheet are well under control, and we are in a solid financial position.

"Looking ahead, our sales guidance for our second quarter is $340 million to $350 million, with earnings per share between $0.20 and $0.25. We are maintaining full year fiscal 2004 guidance for earnings between $1.10 and $1.20 per share with sales ranging from $1.4 billion to $1.5 billion."

During the first quarter, the company repurchased 91,000 shares of its common stock for approximately $2 million. At September 30, 2003, board authorization was in place to repurchase up to 1 million additional shares.

Applied will host its fourth quarter conference call at 4 p.m. ET today, (Monday, October 13). To join the call, dial 1-800-810-0924 and passcode 399869. The call will be conducted by Chairman & CEO David L. Pugh, President & COO Bill
L. Purser, and CFO John R. Whitten. The call will also be webcast and can be accessed live online at

                                     -More-


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www.applied.com and will be archived there for seven days. A replay of the teleconference will be available at 1-888-203-1112 from 6 p.m. ET on October 13 through midnight on October 27.

With more than 430 facilities and 4,300 employee associates across North America, Applied Industrial Technologies offers more than 2 million parts critical to the operations of MRO and OEM customers in virtually every industry. In addition, Applied provides engineering, design and systems integration for industrial and fluid power applications, as well as customized mechanical, fabricated rubber and fluid power shop services. For its fiscal year ended June 30, 2003, the Company posted sales of $1.46 billion. Applied can be visited on the Internet at www.applied.com.

This press release contains statements that are forward-looking, as that term is defined by the Securities and Exchange Commission in its rules, regulations and releases. Forward-looking statements are often identified by qualifiers such as "expect," "guidance," "see" and similar expressions. Applied intends that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectations regarding important risk factors including trends in the industrial sector of the economy, and other risk factors identified in Applied's most recent periodic report and other filings made with the Securities and Exchange Commission. Accordingly, actual results may differ materially from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by the Company or any other person that the results expressed therein will be achieved. Applied assumes no obligation to update publicly or revise any forward-looking statements, whether due to new information, or events, or otherwise.

                       (A financial summary is attached.)

                                      #####

For more information, contact John R. Whitten, Vice President - Chief Financial Officer & Treasurer, at 216/426-4245.

             APPLIED INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
                   CONDENSED STATEMENTS OF CONSOLIDATED INCOME
                       (Thousands, except per share data)
--------------------------------------------------------------------------------

                                                                         Three Months Ended
                                                                            September 30
                                                                 -----------------------------------
                                                                            2003            2002
                                                                 --------------------------------
NET SALES                                                              $ 361,146       $ 368,019
Cost of sales                                                            267,669         278,117
-------------------------------------------------------------------------------------------------
GROSS PROFIT                                                              93,477          89,902
Selling, distribution and administrative                                  84,481          82,058
-------------------------------------------------------------------------------------------------
OPERATING INCOME                                                           8,996           7,844
Interest expense, net                                                      1,318           1,261
Other                                                                        166             288
-------------------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                                                 7,512           6,295

INCOME TAXES                                                               2,680           2,390
-------------------------------------------------------------------------------------------------
NET INCOME                                                               $ 4,832        $  3,905
=================================================================================================
NET INCOME PER SHARE - BASIC                                             $  0.25        $   0.21
=================================================================================================
NET INCOME PER SHARE - DILUTED                                           $  0.25        $   0.20
=================================================================================================
AVERAGE SHARES OUTSTANDING - BASIC                                        19,008          19,016
=================================================================================================
AVERAGE SHARES OUTSTANDING - DILUTED                                      19,413          19,289
=================================================================================================



     NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(1) Cost of sales for interim financial statements is computed using estimated gross profit percentages, which are adjusted throughout the year based upon available information. Adjustments to actual cost are primarily made based upon physical inventories and the effect of year-end inventory quantities on LIFO costs.

(2) During the quarter ended September 30, 2003, the Company adopted the fair value recognition provisions of SFAS 123, "Accounting for Stock-Based Compensation," using the modified prospective method for the transition. Under the modified prospective method, stock based compensation cost recognized during this fiscal year is the same as that which would have been recognized had the fair value recognition provisions been applied to all awards granted after July 1, 1995. The compensation expense recorded during the quarter ended September 30, 2003 was $359 or $.01 per share.

             APPLIED INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                              (Amount in Thousands)

------------------------------------------------------------------------------------
                                                           September 30,    June 30,
                                                               2003           2003
------------------------------------------------------------------------------------
ASSETS
  Cash                                                         $37,088       $55,079
  Accounts receivable, less allowances of $6,200 and $6,100    173,218       173,915
  Inventories                                                  163,998       159,798
  Other current assets                                          12,643        11,702
------------------------------------------------------------------------------------
       Total current assets                                    386,947       400,494
  Property - net                                                82,953        77,942
  Goodwill                                                      49,609        49,687
  Other assets                                                  24,963        25,281
------------------------------------------------------------------------------------
TOTAL ASSETS                                                  $544,472      $553,404
====================================================================================
LIABILITIES

  Accounts payable                                             $71,902       $75,411
  Other current liabilities                                     55,075        65,724
------------------------------------------------------------------------------------
       Total current liabilities                               126,977       141,135
  Long-term debt                                                78,360        78,558
  Other liabilities                                             25,563        25,855
------------------------------------------------------------------------------------
TOTAL LIABILITIES                                              230,900       245,548
------------------------------------------------------------------------------------
SHAREHOLDERS' EQUITY                                           313,572       307,856
------------------------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                    $544,472      $553,404
====================================================================================

             APPLIED INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
                 CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS
                              (Amount in Thousands)

                                                Three Months Ended September 30
                                                -------------------------------
                                                       2003        2002
-------------------------------------------------------------------------------
CASH PROVIDED FROM OPERATIONS:
  Net income                                          $4,832      $3,905
  Items not requiring cash:
    Depreciation and amortization                      4,085       4,159
    Other                                              2,781         594
  Gain on sale of property                               (37)     (1,329)
  Cash effect of changes in working capital          (20,295)     13,587
-------------------------------------------------------------------------------
CASH PROVIDED FROM (USED IN) OPERATIONS               (8,634)     20,916
-------------------------------------------------------------------------------
INVESTING ACTIVITIES:

  Property purchases                                  (8,742)     (2,884)
  Proceeds from property sales                           636       2,931
  Deposits and other                                     215       1,488
-------------------------------------------------------------------------------
CASH PROVIDED FROM (USED IN) INVESTING ACTIVITIES     (7,891)      1,535
-------------------------------------------------------------------------------
FINANCING ACTIVITIES:
  Proceeds from termination of interest rate swap                  2,517
  Purchase of common stock for treasury               (1,982)     (1,773)
  Cash dividends paid                                 (2,294)     (2,304)
  Other                                                2,810          93
-------------------------------------------------------------------------------
CASH USED BY FINANCING ACTIVITIES                     (1,466)     (1,467)
-------------------------------------------------------------------------------
INCREASE (DECREASE) IN CASH                         $(17,991)    $20,984
===============================================================================